Exhibit 10.3

Execution Version

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated as of May 17, 2021, is entered into by and between Gulfport Energy Corporation, a Delaware corporation (the “Company”), and Silver Point Capital, L.P., a Delaware limited partnership (“Silver Point”).

In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined have the following meanings:

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include Persons who become Affiliates of any Person subsequent to the date of this Agreement;

(b) “beneficially own”, “beneficially owned” and “beneficial ownership” shall have the meaning set forth in Rules 13d-3 and 13d-5(b)(l) promulgated under the Exchange Act;

(c) “Board” shall mean the board of directors of the Company;

(d) “business day” shall mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed;

(e) “Common Stock” shall mean the Common Stock of the Company, par value $0.0001 per share;

(f) “Company Policies” shall mean the confidentiality, conflicts of interest, related party transactions, codes of conduct, trading and disclosure, director resignation and other guidelines and policies of the Company;

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Expiration Date” means the date on which Silver Point and its Affiliates cease to hold 20% or more of the voting power of the Voting Securities of the Company;

(i) “Person” shall mean any natural person, company, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture or business organization;

(j) “Series A Preferred Stock” shall mean the Series A Convertible Preferred Stock of the Company, par value $0.0001 per share;

(k) “Voting Securities” shall mean the Common Stock, the Series A Preferred Stock, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies.

2. Nomination and Election.

(a) From the date of this Agreement until the Expiration Date, with respect to any stockholder meeting at which directors are to be elected, the Company shall use all reasonable efforts to cause the election as a director of one person designated by Silver Point (the “Silver Point Designee”) at each annual or special meeting of the stockholders of the Company at which directors are to be elected, including, but not limited to: (i) taking all necessary action to cause the Board or the Nominating and Corporate Governance Committee of the Board to nominate for election as a director the Silver Point Designee at each annual or special meeting of stockholders of the Company at which directors are to be elected; (ii) including the Silver Point Designee in the Company’s slate of nominees included in any proxy statement of the Company in respect of any such meeting; (iii) providing the highest level of support for the solicitation of proxies and otherwise in favor of the election of the Silver Point Designee as the Company provides to any other individual standing for election as a director as part of the Company’s slate of nominees; (iv) not nominating for any election a number of directors candidates (inclusive of the Silver Point Designee) that exceeds the number of directorships to be elected at such meeting; and (v) not (x) soliciting proxies or participating in a solicitation or (y) knowingly assisting, cooperating with or encouraging any Person in any effort or attempt, in either case, reasonably likely to interfere with the election of a Silver Point Designee as a director of the Company; provided, that the Silver Point Designee shall be eligible to serve as a director pursuant to the Company Policies, applicable law and the listing standards of the New York Stock Exchange..

(b) If a vacancy on the Board is caused by the death, retirement, resignation or removal of any director who was a Silver Point Designee and Silver Point is entitled to designate a Silver Point Designee in respect of such vacancy at such time, then Silver Point shall, to the fullest extent permitted by applicable law, have the exclusive right to nominate a replacement to fill such vacancy for the remainder of the deceased, retired, resigned or removed, as applicable, director’s term, and the Company shall take all necessary action to cause such replacement to be appointed to the Board as a director (at which point such replacement director shall be deemed to be the Silver Point Designee for all other purposes of this Agreement).

(c) Concurrent with the election of the Silver Point Designee to the Board, the Board shall take such action as is necessary such that the Silver Point Designee is appointed to the Compensation Committee of the Board and to any executive committee of the Board exercising substantially all the typical authority or role of the Board that is formed on or after the date hereof; provided, that with respect to any such committee appointments, the Silver Point Designee shall be eligible to serve as a member of such committee pursuant to the Company Policies, applicable law and the listing standards of the New York Stock Exchange..

3. Observer. From the date of this Agreement until the Expiration Date, the Company shall invite one representative of Silver Point, who shall be designated by Silver Point, to attend all meetings of the Board (and any committee thereof) in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof to the extent access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel.

4. Silver Point Designee Information. As a condition to the Silver Point Designee’s nomination for election as a director at any stockholder meeting at which directors are to be elected, each Silver Point Designee candidate shall submit, prior to such nomination, a fully completed copy of the Company’s standard director and officer questionnaire and shall provide any information the Company reasonably requires, including information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards, information in connection with assessing eligibility, and other criteria applicable to directors or satisfying compliance and legal obligations of the Company.

5. Voting of Silver Point’s Shares. At each stockholder meeting at which directors are to be elected, so long as the Silver Point Designee has been nominated to the Board by the Company at such stockholder meeting in accordance with Section 2 above, Silver Point shall cause to be present for quorum purposes and vote or cause to be voted all Company Voting Securities beneficially owned by it and its Affiliates and which it and its Affiliates have the right to vote on the record date for such stockholder meeting in favor of the election of the Silver Point Designee.

6. Company Policies. Silver Point acknowledges that the Silver Point Designee, upon election to the Board, will serve as a member of the Board and will be governed by the same protections and obligations under the Company Policies as are applicable to other directors of the Company. Notwithstanding the foregoing, the Company acknowledges and agrees that the Silver Point Designee may disclose to Silver Point and its Affiliates any information concerning the Company that the Silver Point Designee obtains in his or her capacity as a director of the Company (including notices, minutes, consents and other materials of the Board) to allow Silver Point and its Affiliates to inform their investment strategy regarding the Company’s voting securities. The Company hereby acknowledges that it has been informed that Silver Point maintains internal information barrier procedures, the purpose of which is to (a) limit the sharing of confidential information, including material non–public information, among persons employed by it or its affiliates, and (b) enable trading or other investment activities by persons not in possession of material non-public information.

7. No Restriction on Competition. The Company hereby agrees and acknowledges that Silver Point (together with its Affiliates) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict Silver Point or its Affiliates from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise, whether or not such enterprise has products or services which compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, Silver Point (and its Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Silver Point (or its Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of Silver Point (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) Silver Point and its Affiliates from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

8. Silver Point’s Representations and Warranties. Silver Point hereby represents and warrants to the Company that: (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of Silver Point, enforceable against it in accordance with its terms; and (b) as of the date of this Agreement, (i) Silver Point and its Affiliates beneficially owns approximately 39.1% of voting power of the Company’s outstanding shares of Common Stock and 39.7% of the voting power of the Company’s outstanding shares of Series A Convertible Preferred Stock, and (ii) except as previously disclosed in writing to the Company prior to the execution of this Agreement, neither Silver Point nor any of its Affiliates is a party to any swap or hedging transactions or other derivative agreements of any nature with respect to the Voting Securities.

9. Company Representations and Warranties. The Company represents and warrants to Silver Point that: (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (b) does not require the approval of the stockholders of the Company; and (c) does not and will not violate any law, any order of any court or other agency of government, the Company’s Certificate of Incorporation or Bylaws, each as may be amended from time to time, or any provision of any agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of, loss of a material benefit under, give any right of termination, amendment, acceleration or cancellation of, or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

10. Specific Performance. The Company and Silver Point acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

11. Entire Agreement; Successors and Assigns; Amendment and Waiver. This Agreement (including its exhibits) constitutes the only agreement between Silver Point and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported transfer requiring consent without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of Silver Point and the Company (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware); (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 15 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. Each of the parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right that such party may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

14. Parties in Interest. This Agreement is solely for the benefit of the parties and is not enforceable by any other Person.

15. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served when delivered in person, by electronic mail, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company to:

Gulfport Energy Corporation

14313 N. May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

Attn.: Patrick Craine

E-mail address: pcraine@gulfportenergy.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Steven N. Serajeddini, P.C.

E-mail address: steven.serajeddini@kirkland.com

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Christopher S. Koenig

E-mail address: chris.koenig@kirkland.com

If to Silver Point:

Silver Point Capital, L.P.
2 Greenwich Plaza
Greenwich, CT 06880
Attention: David Reganato, Albert Starominsky
E-mail address: dreganato@silverpointcapital.com, astarominsky@silverpointcapital.com, Creditadmin@silverpointcapital.com with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLPC
1285 Avenue of the Americas
New York, NY 10019
Attention: Alan Kornberg, Kenneth Schneider, Robert Britton, Chaim Theil

E-mail address: akornberg@paulweiss.com, kschneider@paulweiss.com, rbritton@paulweiss.com, ctheil@paulweiss.com

At any time, either party may, by notice given in accordance with this Section 15 to the other party, provide updated information for notices hereunder.

16. Interpretation. Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

17. Counterparts. This Agreement may be executed by the parties in separate counterparts (including by fax, jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows]

Accepted and agreed as of the date first written above:

Gulfport Energy Corporation

By:	/s/ Patrick Craine
Name:	Patrick Craine
Title:	General Counsel and Corporate Secretary

Silver Point Capital, L.P.

By:	/s/ Stacey Hatch
Name:	Stacey Hatch
Title:	Authorized Signatory

[Signature Page to Cooperation Agreement]